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                                                                   EXHIBIT 10.20


                    AMENDMENT TO LEASE - RENEWAL/CONTRACTION


This Amendment is executed at Los Angeles, California by and between Trusted Information Systems, Inc a Maryland Corporation ("Lessee") and R&B Property Holding Co., a California General Partnership, dba: Commerce Plaza - West Los Angeles by R&B Commercial Management Company, as Manager and Agent for Owner ("Lessor"), for the premises located at 11340 W. Olympic Blvd., Suites 265 and 275, Los Angeles, California 90064.

Lessor and Lessee being parties to that certain Lease dated April 27, 1988, hereby express their mutual desire to and intent to renew the terms of the Lease and hereby express their desire and intent to decrease the area of the lease premises by 25 square feet. Total square footage of leased premises shall be 3,874 rentable square feet effective November 1, 1992, and amend by this writing those terms, covenants, and conditions as hereinafter provided.

AMENDMENTS

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"1.01        PREMISES" shall hereafter additionally provide as follows:

             The square footage of the premises was 3,899 rentable square feet.  The square footage of the leased premises shall hereafter be 3,874 rentable square feet and is located and described in the attached Exhibit "A1".  The address of the premises shall hereafter be 11340 W. Olympic, Suite 265, Los Angeles, CA  90064.

"1.02        LEASE TERM"  The Lease Term shall commence November 1, 1992 and end on October 31, 1999.

"1.07        BASE MONTHLY RENT" shall hereafter additionally provide as follows:

             The Base Monthly rent for the renewal period shall be $7,748.00 in lawful money of the United states of America.

"1.09        SECURITY DEPOSIT" shall hereafter additionally provide as follows:

             The Security Deposit for the renewal period shall be $11,964.50 which represents an increase of $ -0- over the amount currently deposit with Lessor.

"1.11        PROPORTIONATE SHARE" shall hereafter additionally provide as follows:

             Lessee's Proportionate Share was .0503.  Lessee's Proportionate share shall hereafter be .0500.

"1.12        EXPENSE BASE YEAR" shall hereafter additionally provide as follows:

             The Expense Base Year for the renewal period shall be the calendar year of 1992.

"1.14        TAX BASE YEAR" shall hereafter additionally provide as follows:

             The Tax Base Year for the renewal period shall -be the fiscal year commencing on July 1, 1991 and ending on June 30,
             1992.


"1.15        COST OF LIVING ADJUSTMENT" shall hereafter provide as follows:

             The base for computing the increase ("Beginning Index") for the renewal period is the index which is in effect three
             (3) months preceding November, 1992.  The Cost of
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             Living Adjustment shall be in the 43rd month of the renewal lease term and shall not exceed 10%.


SPECIAL PROVISIONS

Special Provisions of this Amendment number 46 through 49 are attached hereto and made part of.

INCORPORATION

Except as modified herein, all other terms and conditions of the Lease between the parties above described shall continue in full force and effect.


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LESSOR                                                              LESSEE

R&B PROPERTY HOLDING CO., A                                         TRUSTED INFORMATION
CALIFORNIA GENERAL PARTNERSHIP                                      SYSTEMS, INC. A
dba:COMMERCE PLAZA - WEST LOS ANGELES                               MARYLAND CORPORATION

BY:   R&B COMMERCIAL MANAGEMENT CO., INC.
      (Agent), a California Corporation



By:      /s/ Terry G. Argue                                         By:      /s/ Stephen T. Walker
   ------------------------------------------------                    ----------------------------------------
   TERRY G. ARGUE                                                      STEPHEN T. WALKER
   REGIONAL MANAGER                                                    PRESIDENT
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SPECIAL PROVISIONS


TRUSTED INFORMATION SYSTEMS, INC.
11340 W. OLYMPIC BLVD
SUITE 265
LOS ANGELES, CA  90064


SPECIAL PROVISIONS


PROVISION 46.00 FREE BASE MONTHLY RENT


In consideration of this Lease, Lessor agrees Lessee shall pay one - half Base Monthly Rent in the amount of Three Thousand eight hundred seventy four and 00/100 dollars ($3,874.00) for the months of January 1993 through April 1993.

Lessee further acknowledges that if it should default on any terms and conditions of this Lease, Lessee shall pay in full all Base Monthly Rent which but for this provision would be due and owing. Such payment shall be make with Lessee's next due payment of Base Monthly Rent.


PROVISION 47.00 TENANT IMPROVEMENTS


Landlord shall improve the premises according to the drawings prepared by Lenoard Polan architect revision dated June 29, 1992, Exhibit "A" attached. Tenant shall be given a tenant improvement allowance NOT TO EXCEED $57,900 which shall be used toward a building standard build-out, including building standard carpet and paint throughout. Any additional expenses over and above the tenant improvement allowance including code compliance or over standard improvements shall be borne by the tenant. NOTE: Additional cost to soundproof the walls between Room #1 and office #1 as well as corridor and adjacent tenant space are to be included in the tenant improvement allowance.


PROVISION 48.00 OPTION TO RENEW


Provided Lessee is not in default of the Lease at the time it exercises this option or has not been in default during any other period of the Lease Term, Lessee is hereby granted one (1) five (5) year Option to Renew said Lease upon such terms and conditions and at the rental then in effect for comparable space in the Project at the effective date of the commencement of each such renewed term. All such terms, conditions and rental provisions shall, upon the exercise of the option, be evidenced upon the form of the Lease then in effect for the Project. Each of such options shall be exercised by Lessee no sooner than nine (9) months prior to the expiration of the preceding term of this Lease. In the event Lessor and Lessee are unable to agree as to the terms, conditions and rental applicable to such each renewed term within 90 days prior to the expiration of the term, then the current and all future option rights shall be terminated and Lessee shall have no right to exercise the same and this Lease shall terminate as of the expiration date.

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SPECIAL PROVISIONS CON'T



PROVISION 49.00 SECOND RIGHT OF REFUSAL

In the event that any space contiguous to the leased premises becomes available during the term of this Lease, Lessee shall notify Lessor in writing of its desire to lease said premises within ten (10) days of notification by Lessor of the availability of same, at the then current prevailing rent for comparable space in the project and upon such notification Lessor shall execute such a lease with Lessee subject to terms and conditions acceptable to Lessor. Notwithstanding anything to the contrary above, Lessee's said right to lease shall be effective only if Lessee is not in default under any provisions of this Lease and Lessee notifies Lessor in writing within ten (10) days after the space becomes available and the existing lessee of the contiguous premises chooses not to continue its tenancy. In the event Lessee fails to exercise said right to lease within the time frame specified above, Lessor shall be free to lease said space on terms and conditions satisfactory to Lessor at its sole discretion.




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